Exhibit 10.2

            BRIDGE LOAN AGREEMENT dated as of August 25, 2010 by and between Standard Gold Corp., a Nevada corporation (“Borrower”), and PhytoMedical Technologies, Inc. (“PYTO”).

W I T N E S S E T H:

            WHEREAS, Borrower and PYTO have entered into a non-binding Memorandum of Intent dated August 25, 2010 (“MOI”) pursuant to which the parties hereto are exploring the possible acquisition by PYTO of all of the issued and outstanding shares of common stock, on a fully diluted basis, of the Borrower;

            WHEREAS, in accordance with the terms of the MOI, PYTO has agreed to loan to Borrower the principal amount of thirty thousand ($30,000) dollars in order to permit Borrower to maintain in good standing its permits and licenses pertaining to its mineral claims pending completion of preliminary discussions between the parties hereto; and

            WHEREAS, PYTO is willing to make such loan to Borrower on the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.01.           Certain Definitions.  In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively:

“Agreement” shall mean this Bridge Loan Agreement as the same may be amended, modified or supplemented from time to time.

“Closing” shall mean the execution and delivery of the Loan Documents by Borrower and PYTO.

“Closing Date” shall mean the date of the Closing.

“Event of Default” shall mean any of the events of default described in Section 6.01.

“Loan” shall mean the $30,000 loan to be made by PYTO to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Promissory Note, and any and all other documents delivered by or on behalf of Borrower in connection with the Loan, as the same may be amended, modified or supplemented from time to time.

“Note” or “Promissory Note” shall mean Borrower's $30,000 promissory note to PYTO dated the date hereof and attached hereto as Exhibit A, as said Note may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, and any replacement or successor note.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Potential Default” shall mean any condition, event, act or omission which, with the giving of notice or passage of time or both, would constitute an Event of Default.

1.02.           Construction of Agreement.  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and vice versa.  References in this Agreement to “judgments” of PYTO include good faith estimates by PYTO (in the case of quantitative judgments) and good faith beliefs by PYTO (in the case of qualitative judgments).  The words “hereof,” “herein,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect.  Section and subsection references are to this Agreement unless otherwise specified.

ARTICLE II

THE LOAN

2.01.           Agreement to Lend; Use of Proceeds.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, PYTO agrees to make a $30,000 loan to Borrower, such funds to be disbursed to Borrower on even date herewith. The proceeds of the Loan will be used to maintain in good standing permits and licenses pertaining to its mineral claims pending completion of preliminary discussions between the parties hereto.

2.02.           Note.  The obligation of Borrower to repay the principal of the Loan shall be evidenced by the Note.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to PYTO that:

3.01.           Authority and Authorization.  Borrower has the power and authority to execute and deliver this Agreement, to make the borrowing provided for herein, to execute and deliver the Note in evidence of such borrowing, to execute and deliver the other Loan Documents to which Borrower is a party and to perform its obligations hereunder and under the Note and the other Loan Documents, and all such action has been duly and validly authorized.

3.02.           Execution and Binding Effect.  This Agreement, the Note and the other Loan Documents to which Borrower is a party have been duly and validly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with the terms hereof and thereof, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

3.03.           Authorizations and Filings.   No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note or the other Loan Documents, consummation of the transactions herein or therein contemplated or performance of or compliance with the terms and conditions hereof or thereof.

3.04.           Absence of Conflicts.  Neither the execution and delivery of this Agreement, the Note or the other Loan Documents nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any law, (b) conflict with or result in a breach of or a default under any agreement or instrument to which Borrower is a party or by which either of them or any of their properties (now owned or hereafter acquired) may be subject or bound or (c) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of Borrower.

 3.05.           Financial Condition.   Borrower has not applied for or consented to the appointment of a receiver, trustee or liquidator of itself or any of its property, admitted in writing its inability to pay its debts as they mature, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, and no action has been taken by Borrower for the purpose of effecting any of the foregoing.  No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or all or a substantial part of the assets of Borrower, or appointing a receiver, sequestrator, trustee or liquidator of it or any of its property.

3.06.           Defaults.  No Event of Default and no Potential Default has occurred and is continuing or exists.

3.07.           Litigation.  There is no pending or (to Borrower's knowledge) threatened proceeding by or before any Official Body against or affecting Borrower which if adversely decided would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on the ability of Borrower to perform its obligations under the Loan Documents.

3.08.           Power to Carry On Business.  Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

ARTICLE IV

CONDITIONS OF LENDING

            The obligation of PYTO to consummate the Closing and to make the Loan is subject to the satisfaction of the following conditions:

4.01.           Representations and Warranties.  The representations and warranties contained in Article III hereof and in the other Loan Documents shall be true on and as of the Closing Date.  No Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur and exist after the consummation of the Closing.

4.02.           Miscellaneous.  Borrower shall have furnished to PYTO such other instruments, documents and opinions as PYTO shall reasonably require to evidence and secure the Loan and to comply with this Agreement, the Promissory Note and the requirements of regulatory authorities to which PYTO is subject.

4.03.           Details, Proceedings and Documents.  All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to PYTO and PYTO shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to PYTO, as PYTO may from time to time request.

ARTICLE V

AFFIRMATIVE COVENANTS

            Borrower covenants to PYTO as follows:

5.01.           Notices.  Promptly upon becoming aware thereof, Borrower shall give PYTO notice of:

            (a)           any Event of Default or Potential Default, together with a written statement setting forth the details thereof, and the action being taken by Borrower to remedy the same; or

            (b)           the commencement, existence or threat of any proceeding by or before any

Official Body against or affecting Borrower which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on its ability to perform its obligations under the Loan Documents.

5.02.           Books and Records.  Borrower shall maintain and keep proper records and books of account in which full, true and correct entries shall be made of all its dealings and business affairs.

5.03.           Other Obligations.  Borrower shall maintain all obligations of Borrower in whatsoever manner incurred, including but not limited to obligations for borrowed money or for services or goods purchased by Borrower, in a current status.

ARTICLE VI

DEFAULTS

6.01.           Events of Default.  An Event of Default shall mean the occurrence or existence of one or more of the events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law) described below which continues and persists for thirty (30) days beyond the required date of notice of such Event of Default specified in Section 5.01:

            (a)           failure to pay the loan principal of $30,000, or accrued and unpaid interest thereon, in accordance with the terms of the Promissory Note; or

            (b)           the commencement, existence or threat of any proceeding by or before any Official Body against or affecting Borrower which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on its ability to perform its obligations under the Loan Documents.

6.02.           Consequences of an Event of Default.

(a)           If an Event of Default specified in Section 6.01 shall occur and continue after the expiration of applicable notice and grace periods, if any, set forth therein, PYTO may, by notice to Borrower, declare the unpaid principal amount of the Note and all other amounts owing by Borrower hereunder or under the Note or the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

ARTICLE VII

MISCELLANEOUS

7.01.           Further Assurances.  From time to time upon the request of PYTO, Borrower shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as PYTO may reasonably deem necessary or desirable to confirm this Agreement and the Note, to carry out the purpose and intent hereof and thereof or to enable PYTO to enforce any of its rights hereunder or thereunder.

7.02.           Amendments and Waivers. PYTO and Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement or the Note or any other Loan Document or changing the rights of PYTO or of Borrower hereunder or thereunder, and PYTO may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower hereunder or thereunder.  Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing.  In the case of any such waiver or consent relating to any provision hereof any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

7.03.           No Implied Waiver; Cumulative Remedies.  No course of dealing and no delay or failure of PYTO in exercising any right, power or privilege under any of the Loan Documents shall affect any other exercise thereof or exercise of any other right, power or privilege.  The rights and remedies of PYTO under this Agreement are cumulative and not exclusive of any rights or remedies which PYTO would otherwise have under the other Loan Documents, at law or in equity.

7.04.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and, unless delivery instructions are otherwise expressly set forth above herein, either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the third Business Day after the date of mailing), at the following addresses or facsimile transmission numbers (or at such other address(es) or facsimile transmission number(s) for a Party as shall be specified by like notice, effective  day of transmission):

If to the Borrower, at:

            Standard Gold Corp.

            c/o Strategic American Oil Corporation
            600 Leopard Street, Suite 2015

            Corpus Christi, Texas 78401

            Attention: President
            Facsimile:        (604) 677-5935

If to PYTO, at:

            PhytoMedical Technologies, Inc.

            100 Overlook Drive, 2nd Floor

             Princeton, New Jersey, 08540

            Attention: President and Chief Executive Officer

            Facsimile: (248) 671-0315

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others. No change in any of such addresses shall be effective insofar as notices under this Section 7.04 are concerned unless such changed address shall have been given to such other party hereto as provided in this Section 7.04. For purposes hereof, the term “Business Day” means any day other than a Saturday, Sunday or any day on which banks in the State of New York are authorized or required by federal law to be closed in New York, New York.

7.05.           No Third Party Rights.  Except as contemplated by Section 7.08 hereof, nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, which is intended for the sole and exclusive benefit of the parties hereto.

7.06.           Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

7.07.           Number and Gender.  For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, and vice versa, as the context may require.

7.08.           Heirs, Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of PYTO, Borrower and their respective heirs, successors and assigns, except that Borrower may not assign or transfer any of its rights hereunder without the prior written consent of PYTO.  Except to the extent otherwise required by the context of this Agreement, the term “PYTO” where used in this Agreement shall mean and include any holder of the Note originally issued to PYTO hereunder, and the holder of such Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

7.09     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes.  Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

7.10.           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 7.04.

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

Standard Gold Corp.

By: __/s/ Joshua Bleak ____________________________

Name: Joshua Bleak

Title:  President

PhytoMedical Technologies, Inc.

By: _/s/ Amit S. Dang _____________________________

Name: Amit S. Dang

Title:  President and Chief Executive Officer

EXHIBIT A

PROMISSORY NOTE

$30,000

August 25, 2010

FOR VALUE RECEIVED, the undersigned Standard Gold Corp., a Nevada corporation having its principal place of business at 600 Leopard Street, Suite 2015 Corpus Christi, Texas 78401 (“Maker”), hereby promises to pay to the order of PHYTOMEDICAL TECHNOLOGIES, INC. a Nevada corporation having its principal place of business at 100 Overlook Drive, 2nd Floor Princeton, New Jersey, 08540 (“Payee”), in lawful money of the United States of America , the principal sum of Thirty Thousand Dollars ($30,000), together with interest thereon, payable as set forth below.

The entire principal balance will be payable in full on December 31, 2010 (the “Maturity Date”). Interest on this Note shall compound quarterly and shall accrue at the annual rate of eight and one-half percent (8½ %) as computed on the basis of a 365-day year.  Interest will begin to accrue as of the date hereof and is payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable. Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within the cure periods (if any) set forth in Section 6.01 of the Bridge Loan Agreement, otherwise then from the first date of such occurrence until cured, the annual interest rate on this Note shall be fifteen percent (15%), and be due on demand.

This Note may be prepaid at any time, in whole or in part, without interest, penalty or premium of any kind.

If any payment of principal or interest on this Note shall become due on a day which is a Saturday, Sunday or holiday, such payment shall be made on the next succeeding business day.

Maker hereby waives presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

No delay or omission on the part of Payee or any holder hereof in exercising its rights under this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Payee or any holder hereof, nor shall any waiver by Payee or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

Maker shall pay Payee on demand any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Maker) taken to protect, enforce, collect, determine or assert any right or remedy under this Note.

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This Note shall bind Maker and the heirs and assigns of Maker, and the benefits hereof shall inure to the benefit of Payee and the heirs and assigns of Payee.  All references herein to “Maker” shall be deemed to apply to Maker and its heirs and assigns, and all references herein to “Payee” shall be deemed to apply to Payee and its heirs and assigns.

This Note shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, New York statutes of limitations.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Maker agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Payee from bringing suit or taking other legal action against the Maker in any other jurisdiction to collect on the Maker’s obligations to Payee, or to enforce a judgment or other decision in favor of the Payee.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note as of the date and year first above written with the intention that this Note shall constitute a sealed instrument.

Standard Gold Corp.

By: ______________________________

Name: Joshua Bleak

Title:  President

Witness:

___________________________________________

Name:

Title:

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